Exhibit 99.1

Novan Enters into Agreement to Sell Substantially All of its Assets, including Berdazimer Gel, 10.3% (SB206), and Files for Chapter 11 Protection

– The Company and Ligand Pharmaceuticals sign agreement to sell substantially all of Novan’s assets under Section 363 of the U.S. Bankruptcy Code, along with a commitment from Ligand to fund $15 million in debtor-in-possession financing –

– Progression toward PDUFA goal date of January 5, 2024, for berdazimer gel, 10.3% (SB206) continues, with Pre-Approval Inspection (PAI) complete and favorable mid-cycle review communication from FDA –

– Agreement provides a path forward for a product, if approved, to treat molluscum contagiosum, an unmet medical need –

DURHAM, N.C. – July 17, 2023 – Novan, Inc. (Nasdaq: NOVN) and its wholly owned subsidiary, EPI Health, LLC (collectively, “the Company” or “Novan”), today announced that it has entered into a stalking horse asset purchase agreement (“APA”) with Ligand Pharmaceuticals, Inc. (“Ligand”) (Nasdaq: LGND) prior to filing voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Case”). The Company continues to operate its business as a “debtor-in-possession” (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company also entered into a secured DIP credit facility with Ligand in the principal amount of $15.0 million.

The APA governs the sale of substantially all the assets of the Company for $15 million to be paid in cash at closing. The cash payable at closing will be reduced dollar-for-dollar by the outstanding balance of the DIP credit facility which will be repaid at closing. The transaction will be subject to approval by the Bankruptcy Court and compliance with agreed upon and Bankruptcy Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions.

In addition, on July 14, 2023, the Company entered into a bridge loan with Ligand for the principal amount of $3.0 million. This pre-petition loan provided needed working capital to the Company for general corporate purposes and is secured by the assets of the Company. The pre-petition bridge loan will be rolled into the DIP credit facility after Bankruptcy Court approval of the DIP credit facility.

As the Chapter 11 Case progresses, the Company plans to continue to work with the FDA to progress towards potential approval of berdazimer gel, 10.3% (SB206), with a PDUFA goal date of January 5th, 2024. In the second quarter of 2023, the Company received its mid-cycle review communication from the FDA, in addition to the manufacturing facility’s pre-approval inspection and establishment inspection report.

Novan has engaged Raymond James & Associates to advise on its strategic options, including the process to sell its assets in connection with the Chapter 11 Case. As previously disclosed, the Company has been pursuing financing and strategic alternatives as well as taking measures to conserve cash. The board of directors of the Company made the decision to commence the Chapter 11 Case, with Ligand as a stalking horse bidder, after careful review of such alternatives, after considering factors such as the Company's challenging financial circumstances and the challenging market climate for similarly situated companies and upon consultation with the Company's professional advisors.

The above description of the APA and the DIP credit facility and the transactions contemplated by those documents, including the sale, does not purport to be complete. Please refer to the Company’s Form 8-K, filed with the U.S, Securities and Exchange Commission on July 17, 2023, for the full text of the APA and the DIP credit facility.

Additional information about the Chapter 11 Case, including access to Bankruptcy Court documents, is available online at www.kccllc.net/novan.

About Novan

Novan, Inc. is a medical dermatology company focused on developing and commercializing innovative therapeutic products for skin diseases. Our goal is to deliver safe and efficacious therapies to patients, including developing product candidates where there are unmet medical needs. The U.S. Food and Drug Administration (“FDA”) accepted for filing Novan’s New Drug Application (“NDA”) seeking approval for berdazimer gel, 10.3% (SB206) for the treatment of molluscum contagiosum. The Company also has a pipeline of potential product candidates using its proprietary nitric oxide-based technology platform, NITRICIL™, to generate new treatments for multiple indications.

Cautionary Statements

The Company cannot assure that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Case. As currently contemplated under the APA, stockholders will not receive any payment or other distribution, and any payment or distribution to stockholders would be dependent on the results of the sale process, which are speculative. The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” “look forward to” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the potential FDA approval and the timing thereof of the Company’s NDA for berdazimer gel, 10.3% (SB206) for the treatment of molluscum contagiosum, along with the Company’s plans to support the approval process; the potential therapeutic value of the Company’s products and product candidates; the Company’s plans to sell its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the Chapter 11 Case; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on the Company’s results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process, to comply with the terms of the APA and the DIP credit facility and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale; uncertainty regarding obtaining Bankruptcy Court approval of a sale of the Company’s assets or other conditions to the potential asset sale, including the bidding procedures agreed by the parties; risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable, including the risk that the FDA will not agree with the Company’s approach in its NDA submission for berdazimer gel, 10.3% (SB206) for molluscum or any future NDA submission or that the Company’s product candidates may not be approved or that additional studies may be required for approval or other delays may occur; and other risks and uncertainties described in the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the twelve months ended December 31, 2022, and in the Company’s subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and the Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

CONTACT:
Jenene Thomas
JTC Team, LLC
833-475-8247
NOVN@jtcir.com

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